EXHIBIT 5.1

Campbells
CDT Environmental Technology Investment Holdings
Registered Foreign Law Firm
Limited	3001-04 & 3010, 30/F
城道通環保科技投資控股有限公司	Gloucester Tower
Floor 4, Willow House	The Landmark
15 Queen’s Road Central
Cricket Square
Hong Kong
Grand Cayman KY1-9010
Cayman Islands	D +852 3708 3020
T +852 3708 3000
F +852 3706 5408

E jnip@campbellslegal.com

3 March 2026	campbellslegal.com

Our Ref: 18076-31695
Your Ref:
Dear Sirs
CAYMAN | BVI | HONG KONG

CDT Environmental Technology Investment Holdings Limited

We have acted as Cayman Islands legal advisers to CDT Environmental Technology Investment Holdings Limited (the “Company”), a Cayman Islands exempted company, in connection with the Company’s offer and sale of up to an aggregate of 62,000,000 class A ordinary shares, par value of US$0.0025 per share of the Company (the “Shares”) through a Registration Statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended to date (the “Act”).

1	Assumptions

1.1	The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

(a)	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

(b)	All signatures, initials and seals are genuine;

(c)	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;

(d)	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

(e)	The Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

Managing Partner: Shaun Folpp (British Virgin Islands)

Resident Hong Kong Partners: Jenny Nip (England and Wales), Stuart D’Addona (New South Wales (Australia)), Paul Trewartha (Victoria (Australia)), Jane Hale (Queensland (Australia)) and James McKeon (Queensland (Australia))

Non-Resident Hong Kong Partner: Robert Searle (Cayman Islands) Cayman Islands and British Virgin Islands

(f)	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended; and

(g)	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

2	Documents Reviewed

2.1	We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

(a)	A copy of the Registration Statement as provided and to be filed with the Commission on or about the date of this opinion;

(b)	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 28 November 2016;

(c)	A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands, reviewed by Campbells Corporate Services Limited on 27 February 2026;

(d)	A copy of the second amended and restated Memorandum and Articles of Association of the Company as registered and filed with the General Registry of the Cayman Islands on 8 October 2025 (the “A&R Memorandum and Articles”);

(e)	Copies of the written resolutions of the Board dated 2 March 2026 (the “Resolutions”);

(f)	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 9 January 2026 (the “Certificate of Good Standing”);

(g)	A certificate provided by a director of the Company dated 2 March 2026, a copy of which is attached hereto (“Director’s Certificate”); and

(h)	The records of proceedings of the Company on file with, and available for inspection on 27 February 2026, at the Grand Court of the Cayman Islands.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$250,000 divided into (i) 94,000,000 class A ordinary shares of US$0.0025 par value each and (ii) 6,000,000 class B ordinary shares of US$0.0025 par value each.

3.3	With respect to the Shares, when (i) the board of directors of the Company (the “Board”) or the committee(s) set up by the Board for the purpose of the issue of the Shares has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof (including the issue price of the Shares) and related matters; (ii) the issue of such Shares has been recorded in the Company’s register of members (shareholders); and (iii) the subscription price of such Shares (being not less than the par value of the Shares) has been fully paid in cash or other consideration approved by the Board, the Shares will be duly authorized, validly issued, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

4	Qualifications

The opinions hereinbefore given are subject to the following qualifications:

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Enforcement of Civil Liabilities” and “Legal matters” and elsewhere in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

/s/ Campbells

Campbells

Director’s Certificate

CDT Environmental Technology Investment Holdings Limited

城道通環保科技投資控股有限公司

Campbells Corporate Services Limited,
Floor 4, Willow House, Cricket Square, Grand

Cayman KY1-9010, Cayman Islands

To:  Campbells

3001-04 & 3010, 30/F Gloucester Tower The Landmark

15 Queen’s Road Central Hong Kong

Dear Sirs	Date: March 2, 2026

CDT Environmental Technology Investment Holdings Limited 城道通環保科技投資控股有限公司 (the “Company”)

I, Yunwu Li, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The A&R Memorandum and Articles remain in full force and effect and except as amended by special resolution passed on 26 November 2025 (the “Special Resolution”) adopting the third amended and restated memorandum and articles of association of the Company with effect from the date the Share Consolidation (as defined in the Special Resolution) takes effect, are otherwise unamended.

2	The Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The authorised share capital of the Company is US$250,000 divided into (i) 94,000,000 class A ordinary shares of US$0.0025 par value each and (ii) 6,000,000 class B ordinary shares of US$0.0025 par value each.

4	The shareholders of the Company have not restricted or limited the powers of the directors of the Company in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the shares or otherwise performing its obligations under the Registration Statement.

5	The directors of the Company at the date of the Resolutions dated March 2, 2026 were as follow:

Yunwu Li

Lijun Cui Yaohui Wang

Dongming Zhang

Harry D. Schulman CHEN Xi

LING Kai

6	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in the bona fide best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

7	The directors or the shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing to the contrary.

[Signature page follows]

Signature:	/s/Yunwu Li
Name:	Yunwu Li
Title:	Director of CDT Environmental Technology Investment Holdings Limited 城道通環保科技
投資控股有限公司